ACQUISITION AGREEMENT

                                     BETWEEN

                               1ST UNITED BANCORP,

                                 1ST UNITED BANK

                                       AND

                     ISLAND NATIONAL BANK AND TRUST COMPANY

                           DATED: January 6, 1997

                                TABLE OF CONTENTS

                                                                                                    PAGE
1.   Definitions.....................................................................................1
2.   Basic Transaction...............................................................................7

         The Merger..................................................................................7
         Effective Time..............................................................................7
         Effects of the Merger.......................................................................8
         Articles of Incorporation and By-laws.......................................................8
         Directors and Officers......................................................................8
         Conversion of Shares........................................................................8
         The Closing.................................................................................10
         Actions at the Closing......................................................................10
         Dissenting Shares...........................................................................10
         Exchange of Shares..........................................................................10
         The Bank Merger.............................................................................12

3.   Representations and Warranties of Island........................................................12
         Organization, Qualification and Corporate Power.............................................13
         Capitalization..............................................................................13
         Authorization of Transaction................................................................14
         Noncontravention............................................................................14
         Filings with the SEC........................................................................15
         Filing with the Regulatory Agencies.........................................................15
         Financial Statements........................................................................15
         Events Subsequent to Most Recent Fiscal Quarter.............................................16
         Tax Matters.................................................................................16
         Undisclosed Liabilities.....................................................................17
         Broker's Fees...............................................................................17
         Disclosure..................................................................................17
         Title to Properties.........................................................................18
         Employment Contracts........................................................................18
         Compliance with Laws........................................................................18
         Litigation and Administrative Proceedings...................................................18
         Employee Benefit Plans......................................................................19
         Island Subsidiaries.........................................................................20
         Real Property...............................................................................21
         Tangible Assets.............................................................................23
         Contracts...................................................................................23
         Related Party Transactions..................................................................24
4.   Representations and Warranties of Bancorp.......................................................26
         Organization, Qualifications and Corporate Power............................................26
         Capitalization..............................................................................26
         Authorization of Transaction................................................................27
         Noncontravention............................................................................27

                                      -i-


         Filings with the SEC........................................................................28
         Financial Statements........................................................................28
         Brokers' Fees...............................................................................28
         Disclosure..................................................................................28
         Events Subsequent to Most Recent Fiscal Quarter.............................................29
         Title to Properties.........................................................................29
         Compliance with Laws........................................................................29
         Litigation and Administrative Proceedings...................................................29
         Filings with the FRB and Comptroller........................................................30
         Undisclosed Liabilities.....................................................................30
         Tangible Assets.............................................................................30
         Environmental...............................................................................30
         ERISA.......................................................................................31
5.   Covenants.......................................................................................32
         General.....................................................................................32
         Island Agreements...........................................................................32
         Other Agreements............................................................................33
         Notices and Consents of Bancorp.............................................................34
         Regulatory Matters and Approvals............................................................34
         Fairness Opinions...........................................................................37
         Operation of Business.......................................................................37
         Island Operations...........................................................................39
         Full Access.................................................................................40
         Notice of Developments......................................................................41
         Exclusivity.................................................................................42
         Indemnification.............................................................................42
         Officer and Director Indemnities............................................................43
         Environmental Matters.......................................................................44
         Affiliate Letters...........................................................................44
         Post Merger Financial Results...............................................................45
         Pooling of Interest.........................................................................45
         Certain Policies of Island..................................................................46
         Board Members...............................................................................46
         Employee Benefit Plans......................................................................46
6.   Conditions to Obligation to Close...............................................................47
         Conditions to Obligations of All Parties....................................................47
         Conditions to Obligation of Bancorp.........................................................48
         Conditions to Obligations of Island.........................................................49
7.   Termination.....................................................................................50
         Termination of Agreement....................................................................50
         Effect of Termination.......................................................................51

8.   Miscellaneous...................................................................................51
         Survival....................................................................................52
         Press Releases and Announcements............................................................52
         Third Party Beneficiaries...................................................................52

                                      -ii-



         Entire Agreement............................................................................52
         Succession and Assignment...................................................................52
         Counterparts................................................................................52
         Headings....................................................................................52
         Notices.....................................................................................52
         Governing Law...............................................................................54
         Amendments and Waivers......................................................................54
         Severability................................................................................54
         Expenses....................................................................................55
         Construction................................................................................55
9.   Incorporation of Exhibits and Schedules.........................................................55

                              ACQUISITION AGREEMENT

         Agreement entered into as of January 6, 1997 by and among 1st United Bancorp, a Florida corporation ("Bancorp"), 1st United Bank, a Florida chartered bank ("1st United") and Island National Bank and Trust Company, a national banking association ("Island"). Bancorp, Island and 1st United are referred to collectively herein as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, Bancorp is a Bank Holding Company registered under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act");

         WHEREAS, 1st United is a Florida chartered bank and a wholly owned subsidiary of Bancorp;

         WHEREAS, Island is a national banking association organized under the National Bank Act;

         WHEREAS, the Boards of Directors of Bancorp, Island and 1st United have agreed that the Merger of Island with 1st United on the terms set forth herein and in the Agreement of Merger is desirable and in the best interest of their respective stockholders and have approved this Agreement, and the Board of Directors of Island has directed that this Agreement be submitted to its stockholders for approval.

         Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1.       DEFINITIONS.

                  "1ST UNITED" has the meaning provided in the recitals hereof.

                  "ACTUAL VALUE" means the value of the Bancorp Purchase Stock determined by multiplying the average of the closing price for Bancorp Shares reported in the Wall Street Journal for the twenty (20) most recent Trade Days prior to the Valuation Date times the number of Bancorp Shares comprising the Bancorp Purchase Stock.

                  "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934.

                  "AGREEMENT OF MERGER" has the meaning set forth in ss.2.11 hereof.

                  "ARTICLES OF MERGER" has the meaning set forth in ss.2.2 hereof.

                  "BANCORP" has the meaning provided in the recitals hereof.

                  "BANCORP FAIRNESS OPINION" means an opinion from an investment banker or consultant of Bancorp's choosing as to the fairness of the Merger to the holders of Bancorp Shares from a financial point of view.

                  "BANCORP PUBLIC REPORT" has the meaning set forth in ss.4.5 hereof.

                  "BANCORP PURCHASE STOCK" has the meaning set forth in ss.2.6(ii) hereof.

                  "BANCORP SHARES" means the common stock, $.01 par value per share, of Bancorp.

                  "BANK HOLDING COMPANY ACT" has the meaning provided in the recitals hereof.

                  "CERTIFICATES" means the stock certificates which represent the Island Shares as of the Effective Time.

                  "CLOSING" has the meaning set forth in ss.2.7 hereof.

                  "CLOSING DATE" has the meaning set forth in ss.2.7 hereof.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPTROLLER" means the Florida Department of Banking and Finance.

                  "CONFIDENTIAL INFORMATION" with respect to a Party means any information concerning the respective businesses and affairs of Bancorp, 1st United, or Island; provided, however, that Confidential Information shall not include any information (i) which, at the time of disclosure, is available publicly or already known to the receiving Party, or, (ii) which, after disclosure, becomes available publicly through no fault of the receiving Party.

                  "DEFINITIVE ISLAND PROXY MATERIALS" means the definitive proxy materials relating to the Special Island Meeting.

                  "DISCLOSURE STATEMENT" has the meaning set forth in ss.3 hereof.

                  "DISSENTING SHARES" shall have the meaning set forth in ss.2.9 hereof.

                  "EDP AGREEMENT" means that certain Agreement for Information Technology Services dated October 2, 1995 between Electronic Data Systems Corporation and Island.

                  "EFFECTIVE DATE" means the date on which the last of the Parties signs this Agreement.

                  "EFFECTIVE TIME" means the time the Articles of Merger are filed with the Florida Secretary of State or such other time as stated in the Articles of Merger for effectiveness of the Merger.

                  "EMPLOYEE BENEFIT PLANS" means any employee welfare benefit plan or employee pension benefit plan, as defined in ERISA, which Island or any of its Subsidiaries maintains or to which Island or its Subsidiaries contributes or is required to contribute.

                  "ENVIRONMENTAL LAWS" means any local, state or federal law, statute, ordinance, rule, regulation or order relating to pollution or protection of the environment.

                  "ERISA" means the Employee Retirement Security Act of 1974 as amended.

                  "EXCHANGE FUND" has the meaning set forth in ss.2.10(i) hereof.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation.

                  "FLORIDA ACTS" means Chapter 517, Chapter 607, Chapter 655, Chapter 658 and Chapter 660, Florida Statutes.

                  "FRB" means the Board of Governors of the Federal Reserve System.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "HAZARDOUS SUBSTANCES" means any petroleum products or wastes and any pollutants, toxic or hazardous materials or wastes or regulated materials as defined in or regulated by any Environmental Laws.

                  "IRS" means the Internal Revenue Service.

                  "INVESTMENT" means Island Investment Services, Inc., a Florida corporation.

                  "ISLAND AFFILIATE" has the meaning provided in ss.5.15 hereof.

                  "ISLAND CLOSING EQUITY" means the shareholders' equity of Island as of the last day of the calendar month ending prior to the Closing Date adjusted for earnings and expenses for the period from the last day of the calendar month ending prior to the Closing Date through the Closing Date (to the extent earnings and expenses are not known as of the Valuation Date the Parties shall mutually agree on a reasonable estimate of such earnings and expenses) determined in accordance with GAAP consistently applied and as in effect on the Effective Date. The shareholder's equity shall be reduced by the net after tax effect of Transaction Expenses and the Tax Liability but shall not be affected by unrealized gains or losses in securities classified as available for sale. The shareholder's equity of Island shall not be increased by any gains realized after the Effective Date which are not realized in the Ordinary Course of Business. Any gains realized from litigation to which Island is a party and any gains from the disposition of real estate or other assets acquired by Island through the exercise of remedies under loan documentation in the ordinary course of business shall be gains realized in the Ordinary Course of Business and shall increase the shareholder's equity of Island. Any gains realized from the disposition of investment securities shall not be in the Ordinary Course of Business and shall not increase the shareholder's equity of Island. Any effects to the shareholder's equity attributable solely to the actions of Island taken pursuant to ss.5.18 shall not be taken into account in calculating Island Closing Equity.

                  "ISLAND FAIRNESS OPINION" has the meaning set forth in ss.5.6 hereof.

                  "ISLAND INITIAL EQUITY" means the shareholders equity of Island which the Parties agree, for the purposes of this Agreement, is Ten Million Four Hundred Fifty Thousand and no/100 Dollars ($10,450,000.00).

                  "ISLAND OPTION" means any outstanding right to obtain any capital stock of Island or stock appreciation rights, phantom stock or other stock based award valued on the basis of the value of Island Stock.

                  "ISLAND STOCK" means the $5.00 par value per share common stock of Island.

                  "ISLAND STOCKHOLDER" means any person who or which holds of record any Island Stock.

                  "ISLAND" has the meaning provided in the recitals hereof.

                  "ISLAND SHARE" means any share of the Island Stock.

                  "KNOWLEDGE" means the actual knowledge of any executive officers or directors of the Party in question after due inquiry.

                  "MARKET VALUE" means the average of the closing price for Bancorp Shares reported in the Wall Street Journal for the twenty (20) most recent Trade Days prior to the Valuation Date; provided, however, that for the purpose of calculating the number of Bancorp Shares comprising the Bancorp Purchase Stock the Market Value shall be $9.75 per share if the Market Value as calculated above is less than $9.75 per share and shall be $13.00 per share if the Market Value as calculated above is more than $13.00 per share.

                  "MERGER" has the meaning set forth in ss.2.1 hereof.

                  "MERGER CONSIDERATION" has the meaning set forth in ss.2.6(ii) hereof.

                  "MOST RECENT FISCAL QUARTER" means the fiscal quarter ended September 30, 1996.

                  "NATIONAL BANK ACT" means 12 U.S.C. ss.21, et seq.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "OPTION PRICE" means, as to any Island Option, the cash purchase price per share pursuant to which Island Stock can be purchased on the exercise of such Island Option.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) except to the extent variances are required by changes in GAAP and including, specifically, without limitation, accruals consistent with prior years for all expenses, including, without limitation, third party audits and real estate taxes.

                  "PARTIES" has the meaning set forth in the preface above.

                  "PROPERTY" means any real property owned or leased by Island.

                  "PROSPECTUS" means the final prospectus, if any, relating to the registration of the Bancorp Purchase Stock under the Securities Act.

                  "REGISTRATION STATEMENT" has the meaning set forth in ss.5.5(ii)(e) hereof.

                  "RELATED CONTRACTS" has the meaning set forth in ss.3.22 hereof.

                  "REQUISITE ISLAND STOCKHOLDER APPROVAL" means the affirmative vote of the holders of not less than two-thirds of the Island Stock in favor of this Agreement and the Merger.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934.

                  "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "SPECIAL ISLAND MEETING" has the meaning set forth in ss.5.5(ii)(f) hereof.

                  "STAY BONUSES" means bonuses which Island pays or agrees to pay to directors and employees of Island or its Subsidiaries after the Effective Date to induce such directors and employees to continue their affiliation with Island or its Subsidiaries.

                  "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power directly or indirectly to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "SUBSTANTIAL ADVERSE DEVELOPMENT" means, as to Island, an occurrence or development which substantially impairs Island's ability to consummate the Merger or which has or is reasonably likely to have a material adverse impact on the assets, liabilities, business or operations of Island, taken as a whole, including, specifically without limitation, a decrease of more than 15% in the aggregate of Island's average demand, NOW, money market and savings accounts, other than deposits of public funds, for the month ending prior to the Closing Date from the average of those deposits for the month of December, 1996, (unless the Closing occurs after April 30, 1997, in which event a Substantial Adverse Development shall have occurred only if the percentage decrease of the average of such deposits in the month ending prior to Closing from the average of such Deposits in December, 1996 is more than fifteen percent (15%) plus the average percentage decrease in such deposits from the average for the months of December 1994 and 1995 from the average of those deposits in that month in 1995 and 1996), or the assertion of claims or counterclaims in litigation, whether or not currently pending, to which Island or its Subsidiaries are parties which have a reasonable likelihood of resolution adversely to Island or its Subsidiaries in an amount greater than $250,000.00 and, as to Bancorp or 1st United, means that 1st United's aggregate nonperforming loans and other real estate owned as reported on its most recent FFIEC Consolidated Report of Condition prior to the Closing are more than Sixteen Million Five Hundred Thousand and no/100s Dollars ($16,500,000.00), that Warren S. Orlando has died or is permanently disabled so that he is unable to perform his duties as Chief Executive Officer of Bancorp and 1st United or any other occurrence or development which substantially impairs Bancorp's or 1st United's ability to consummate the Merger or which has or is reasonably likely to have a material adverse impact on the assets, liabilities, business, financial condition, operations or results of operations of Bancorp. For the purpose of computing the balances of Island's demand, NOW, money market and savings accounts, the deposits in law firm trust accounts and escrow accounts will not be included and any deposits which have been transferred from accounts at Island into brokerage accounts or investments purchased through Investment shall not be included in the computation of decreases in demand, NOW, money market and saving accounts so long as the type, number and aggregate amount of such transfers are consistent with historical transfers from Island to Investment accounts.

                  "TAX LIABILITY" has the meaning set forth in ss.5.3(iii) hereof.

                  "TOTAL EQUITIES" means the aggregate of the Island Shares issuable on exercise of the Island Options and the Island Shares outstanding on the Effective Date.

                  "TRANSACTION EXPENSES" means any and all costs or expenses incurred or to be incurred by Island or its Subsidiaries before Closing, whether or not accrued or actually paid by Island or its Subsidiaries, in connection with this Agreement, the Merger, the Definitive Island Proxy Materials or any of the other actions contemplated by or in connection with this Agreement, including, without limitation, the Stay Bonuses, other bonuses paid or to be paid to employees, costs incurred pursuant to any employment agreements (including costs of terminating the employment agreement with E. Anthony Newton), the cost of directors and officers liability insurance coverage for the period after the Effective Time if requested by Island, the cost of terminating the EDP Agreement in excess of $150,000.00 except as provided below, attorneys', accountants' and consultants' fees and expenses, and fees, commissions or expenses payable to Endicott Financial Advisors, L.L.C. before or after Closing. Transaction Expenses shall not include marketing expenses incurred by Island prior to Closing at the specific request of 1st United, costs incurred by Island in regulatory examinations by regulators which do not regularly examine Island or its subsidiaries, costs of conversion of Island's data processing system to 1st United's data processing system, costs incurred by reason of termination of Island's 401k Plan and any accelerated vesting of Island employees' benefits caused by such termination and fifty percent (50%) of any costs or expenses incurred by Island by reason of Mary S. Harper's termination of that certain Amended and Restated Employment by and between Mary S. Harper, Island and Investment dated as of January 1, 1994 due to the Merger constituting a Change of Control under that agreement. In the event Island has not paid or accrued for expenses included in the definition of Transaction Expenses by the date on which Island Closing Equity is determined, Island shall accrue for such expenses and include such expenses in the computation of the Island Closing Equity.

                  "TRADE DAY" means a day on which a purchase and sale of Bancorp Shares has been reported by NASDAQ.

                  "TRANSFER AGENT" means American Stock Transfer and Trust Company or such other agent as Bancorp may designate from time to time as Bancorp's agent for the transfer of Bancorp Shares.

                  "VALUATION DATE" means the last trading day ending five (5) days prior to the Closing Date.

         2.       BASIC TRANSACTION.

                  SECTION 2.1. THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Florida Acts and the National Bank Act, Island shall be merged with and into 1st United (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article 6 hereof. Following the Merger, 1st United shall continue as the surviving corporation and the separate corporate existence of Island shall cease. Only 1st United and Island shall be deemed to be parties to the Merger for purposes of the Florida Acts.

                  SECTION 2.2. EFFECTIVE TIME. The Merger shall be consummated by the filing with the Florida Department of State of Articles of Merger (the "Articles of Merger") in the form required by and executed in accordance with the relevant provisions of the Florida Acts. The date the Merger shall be consummated as of the date of such filing or such other time and date as may be specified in the Articles of Merger, which shall be the "Effective Time."

                  SECTION 2.3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the Florida Acts and the National Bank Act.

                  SECTION 2.4. ARTICLES OF INCORPORATION AND BY-LAWS. The Articles of Incorporation and the By-Laws of 1st United, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the surviving corporation.

                  SECTION 2.5. DIRECTORS AND OFFICERS. The directors and officers of 1st United at the Effective Time shall be the directors and officers of the surviving corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-Laws of 1st United, or as otherwise provided by law.

                  SECTION 2.6. CONVERSION OF SHARES.

                  (i) At and as of the Effective Time, each Island Share, issued and outstanding immediately prior to the Effective Time other than the Dissenting Shares, shall, by virtue of the Merger and without any action on the part of the Island Stockholders, be converted into and represent the right to receive a portion of the Merger Consideration calculated as provided in ss.2.6(ii) and deliverable to the holder of record thereof, without interest thereon, upon surrender of the Certificate representing such Island Share.

                  (ii) Subject to any adjustments made to the amount of the Merger Consideration pursuant to ss. 2.6(iv), each holder of:

                       a) Island Options as of the Effective Time, with respect to each group of Island Options held by such holder which are exercisable on the same terms, shall receive a portion of the Merger Consideration equal to: (i) the Merger Consideration divided by the Total Equities; (ii) minus the Option Price for such Island Options held by that holder; (iii) multiplied by the number of Island Shares issuable on the exercise of the Island Options in each group of Island Options held by that holder; (iv) divided by the Merger Consideration; and (v) multiplied by the number of Bancorp Shares comprising the Bancorp Purchase Stock. The foregoing is expressed as a formula as follows:

   Merger Consideration     Option Price     Island Shares Issuable  .       Merger
       Total Equities    -   per Island  x     for Island Options    -    Consideration
                              Share               Held by Holder     .

  x Number of Shares Comprising      ____        Bancorp Shares deliverable to
     Bancorp Purchase Stock          ____         each Holder of Island Options


                           b)       Island Shares as of the Effective Time
shall receive for each Island Share, a portion of the Merger Consideration equal to the quotient of the Merger Consideration less the aggregate portions of the Merger Consideration deliverable to the holders of the Island

Options as provided in (a) above, divided by the number of Island Shares outstanding immediately prior to the Effective Time. The Merger Consideration (the "Merger Consideration") shall have an aggregate value equal to Seventeen Million Seven Hundred Fifty Thousand and no/100 Dollars ($17,750,000.00), subject to adjustment as to amount as provided in ss.2.6(iv) hereof, and shall be comprised of Bancorp Stock (the "Bancorp Purchase Stock"), except that Bancorp shall not issue any fractional Bancorp Shares and the value of any fractional Bancorp Share to which the holder of Island Shares would otherwise be entitled shall be paid to the Island Stockholder in cash with the value of the fractional Bancorp Shares to be based on the Market Value. (i) (ii) The number of Bancorp Shares comprising the Bancorp Purchase Stock shall be calculated by dividing the Merger Consideration by the Market Value and rounding to nearest whole Bancorp Share.

                  (iii) The Merger Consideration described in Section 2.6(ii) shall be decreased by an amount equal to the product of multiplying the difference between Island Initial Equity and Island Closing Equity times one point six seven (1.67) if Island Initial Equity is greater than Island Closing Equity. In the event that the Actual Value initially calculated as provided elsewhere in this Agreement is less than Sixteen Million Five Hundred Thousand and no/100 Dollars ($16,500,000.00), Bancorp shall have the option of increasing the number of Bancorp shares included in the Bancorp Purchase Stock so that the Actual Value of the Bancorp Purchase Stock is not less than Sixteen Million Five Hundred Thousand and no/100 Dollars ($16,500,000.00). If Bancorp has not advised Island of Bancorp's intention to increase the Actual Value to Sixteen Million Five Hundred Thousand and no/100 Dollars ($16,500,000.00) by 5:00 p.m. on the business day following the Valuation Date, Island shall have the option to terminate this Agreement by written notice received by Bancorp not later than 5:00 p.m. on the sixth (6th) day after the Valuation Date.

                  SECTION 2.7. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Akerman, Senterfitt & Eidson, P.A. in West Palm Beach, Florida, commencing at 9:00 a.m. local time or such other time as the parties mutually agree as soon as practicable following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby or such other date as the parties may mutually determine (the "Closing Date").

                  SECTION 2.8. ACTIONS AT THE CLOSING. At the Closing, (i) Island will deliver to Bancorp the various certificates, instruments, and documents required to consummate the Merger, (ii) Bancorp and 1st United will deliver to Island the various certificates, instruments, and documents required to consummate the Merger, and (iii) 1st United and Island will request that the Secretary of State of the State of Florida record the "Articles of Merger."

                  SECTION 2.9. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Island Shares which are issued and outstanding immediately prior to the Effective Time and which are held by Island Stockholders who have voted such Island Shares against the Merger or who shall have delivered a written notice to Island that such Island Stockholder dissents from the Merger within the time and in the manner provided in Chapter 658, Florida Statutes, and the National Bank Act (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive Merger Consideration, but shall be converted into the right to receive payment from 1st United with respect thereto in accordance with the provisions of Chapter 658, Florida Statutes, and the National Bank Act. However, if such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under Chapter 658, Florida Statutes, and the National Bank Act, such holder's Island Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration payable with respect to such Island Shares without any interest thereon.

                  SECTION 2.10. EXCHANGE OF SHARES.

                  (i) Within three (3) business days after the Effective Time, Bancorp and/or 1st United shall deposit cash and transmit instructions to the Transfer Agent to issue and deliver the Bancorp Purchase Stock and cash in amounts necessary to make delivery of the Merger Consideration pursuant to
Section 2.6 hereof to holders of Island Shares and Island Options that are issued and outstanding immediately prior to the Effective Time and, to the extent ascertainable under applicable law, to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Transfer Agent shall, pursuant to such instructions given by Bancorp, promptly make the payments and delivery provided for in the preceding sentence out of the Exchange Fund upon surrender of the Certificates and letters of transmittal from the holders of Island Options in accordance with Section 2.10(ii). Payments to the holders of Dissenting Shares shall be made as required by Chapter 658, Florida Statutes, and the National Bank Act. Subject to holding sufficient cash to make prompt payments to holders of Island Shares and/or Island Options, the Transfer Agent shall invest the Exchange Fund in a money market account with 1st United. Bancorp shall bear the risk of any investment losses by the Transfer Agent and shall contribute additional funds if necessary to pay all of the Merger Consideration and the payments due to the holders of Dissenting Shares. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

                  (ii) Within five (5) business days after the Effective Time the Transfer Agent shall mail to each record holder of an outstanding Certificate or Certificates and Island Options, a form letter of transmittal approved by Island and Bancorp (which as to the Certificates shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Transfer Agent) and instructions for use in effecting the surrender of the Certificates and the Island Options, respectively. Upon the delivery of a transmittal letter by each holder of Island Options duly executed and properly completed in full and, if required by Bancorp signature medallion guaranteed, and as to the Certificates surrender to the Transfer Agent of the Certificate, together with such letter of transmittal duly executed and properly completed in full and, if required by Bancorp signature medallion guaranteed, the holder of such Island Option or Certificates shall be entitled to receive in exchange therefor Bancorp Purchase Stock in the amount and proportions provided in Section 2.6(ii), and such Island Option or Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon surrender of the Island Opinion or Certificate. If payment or delivery of Merger Consideration is to be made to a person other than the person in whose name the Island Option or the Certificate surrendered is registered, it shall be a condition of payment that Island Option or the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Merger Consideration to a person other than the registered holder of the Island Option or the Certificate surrendered or establish to the satisfaction of Bancorp that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.10, each Island Option and Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon. From and after the Effective Time, no Certificates or Island Options shall represent any right or interest in Island and shall represent only the right to receive Bancorp Stock in accordance with the provisions of this Agreement.

                  (iii) Bancorp shall not pay any dividend or make any distribution on Bancorp Purchase Stock to any Island Stockholder until the Island Stockholder or holder of Island Options surrenders for exchange its Certificates or letter of transmittal for such Island Options. Bancorp shall instead pay the dividend or make the distribution to the Transfer Agent in trust for the benefit of the Island Stockholder or holder of Island Options to be distributed to the Island Stockholder or holder of Island Options on surrender of the Certificates or Island Options and such dividends or distributions shall become a part of the Exchange Fund. In no event shall a Island Stockholder or holder of Island Options be entitled to interest or earnings on the dividends or distributions held by the Transfer Agent. Any such interest or earnings shall be paid to Bancorp.

                  (iv) After the Effective Time, the stock transfer ledger of Island shall be closed and there shall be no transfers on the stock transfer books of Island of the Island Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Bancorp or 1st United, they shall be promptly presented to the Transfer Agent and exchanged as provided above.

                  (v) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of Island for six months after the Effective Time shall be paid to Bancorp, and the holders of Island Shares or Island Options not theretofore presented to the Transfer Agent shall look to Bancorp as a general creditor only, and not to the Transfer Agent, for the payment of any portion of the Exchange Fund in respect of such Island Shares or Island Options.

                  SECTION 2.11. THE BANK MERGER. On the Effective Date, Island and Bancorp shall cause Island and 1st United respectively to enter into a Plan of Merger and Merger Agreement (the "Agreement of Merger") in substantially the form attached hereto as Exhibit "A" pursuant to which Island will merge with and into 1st United. The Agreement of Merger shall be the document to be recorded with the Comptroller pursuant to which the Merger shall be consummated on the terms provided therein and in this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF ISLAND. Island represents and warrants to Bancorp that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure statement prepared by Island and submitted to Bancorp and 1st United as of the Effective Date (the "Disclosure Statement") as updated pursuant to ss.5.10(ii). Island agrees that as soon as reasonably practicable after the Effective Date, Island will ascertain whether any of the officers of Island or its Subsidiaries have actual knowledge after due inquiry that any of the representations and warranties of Island in this Agreement are materially incorrect or incomplete and, if incorrect or incomplete, will immediately revise such warranties and representations in the fashion provided in ss.5.10(ii).

                  SECTION 3.1. ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Island is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States of America. Each Subsidiary of Island is a Florida corporation duly organized, validly existing and in good standing under the laws of Florida. Island is duly authorized to engage in the business of banking in Florida as an insured bank under the Federal Deposit Insurance Act, as amended. Island and each of its Subsidiaries are duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification except where the lack of such qualification would not have a material adverse effect on the financial condition of Island or any of its Subsidiaries, or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of Island and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. True and complete copies of the Articles of Incorporation and the Bylaws of Island and of the Articles of Incorporation and the Bylaws of each Subsidiary of Island are appended to the Disclosure Statement.

                  SECTION 3.2. CAPITALIZATION. The entire authorized capital stock of Island consists of 2,000,000 shares of Island Stock, of which 614,901 shares are issued and outstanding. The entire authorized capital stock of Investment consists of 1,000 common shares, of which 100 shares are issued and outstanding. Island is the owner of 100% of the capital stock of Investment free and clear of any liens, claims or encumbrances whatsoever. All of the issued and outstanding shares of Island Stock and each Subsidiary of Island have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Island or Investment is a party or which are binding upon Island or Investment providing for the issuance, disposition, or acquisition of any class of their capital stock, except for the Island Options, as set forth on the Disclosure Statement. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Island or Investment.

                  SECTION 3.3. AUTHORIZATION OF TRANSACTION. Island has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Island cannot consummate the Merger unless and until it receives the Requisite Island Stockholder Approval, unless the Merger is approved by the Comptroller, the NASD, the SEC and the FRB, and unless it receives all of the consents contemplated by Article 5. Subject to the foregoing sentence, this Agreement constitutes the valid and legally binding obligation of Island, enforceable in accordance with its terms and conditions. To the Knowledge of Island, and other than in connection with the provisions of the Florida Acts, the Federal Deposit Insurance Act, the National Bank Act, the Securities Exchange Act, the Securities Act, the state securities laws, the rules of the NASD and the Bank Holding Company Act, Island does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Substantial Adverse Effect on Island taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  SECTION 3.4. NONCONTRAVENTION. Subject to obtaining the Requisite Island Stockholder Approval, the approval of the Comptroller, the FDIC and the FRB and the consents listed on the Disclosure Statement attached hereto, to the Knowledge of Island, neither the execution and the delivery of this Agreement by Island, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulations, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which any of Island or its Subsidiaries is subject or any provision of the articles of incorporation or bylaws of Island or its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, clearing agreement, restriction letter, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which any of Island or its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, defaults, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of any of Island or its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Provided NASD approval is obtained, if required under NASD rules, neither the execution and delivery of this Agreement by Island nor the consummation of the transactions contemplated hereby will result in any net capital violation of Investment, result in Investment not being able to conduct its brokerage business as currently being conducted, or result in the imposition of any fines, penalties, violations or other sanctions against Investment or Island as a result thereof.

                  SECTION 3.5. FILINGS WITH THE SEC. Island and its Subsidiaries, other than Investment, are not subject to the reporting requirements of the Securities Exchange Act nor the rules and regulations thereunder other than the anti-fraud provisions of the Securities Exchange Act. All issuances of securities by Island or its Subsidiaries have been registered under the Securities Act and all other applicable laws or were exempt from such registration.

                  SECTION 3.6. FILINGS WITH THE REGULATORY AGENCIES. Island and its Subsidiaries have made all material filings with the OCC, the NASD, the SEC and other governmental agencies that have jurisdiction over Island and its Subsidiaries that each has been required to make under the Securities Act, the Securities Exchange Act, the Investment Advisors Act of 1940, the Federal Deposit Insurance Act, the National Bank Act, or any other law governing Island or its Subsidiaries, as the case may be (collectively the "Reports"). To the Knowledge of Island and its Subsidiaries, each of the Reports has complied with the Florida Acts, the National Bank Act, the Federal Deposit Insurance Act, the Securities Act, the Securities Exchange Act, the Investment Advisors Act of 1940, or any other law governing Island or its Subsidiaries in all material respects. To the Knowledge of Island, each of the Reports is true, complete and correct in all material respects as of their respective dates and none of the Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Island has delivered to Bancorp a correct and complete copy of each FFIEC Consolidated Report of Condition (Call Report) filed by Island and each regulatory report filed by Investment since December 31, 1994 (together with all exhibits and schedules thereto and as amended to date).

                  SECTION 3.7. FINANCIAL STATEMENTS. Island has provided Bancorp with audited consolidated financial statements for the fiscal year ended December 31, 1995 and unaudited consolidated financial statements for Island, prepared by Island for the period from January 1, 1996 to September 30, 1996. Island will deliver the consolidated audit for the fiscal year ended December 31, 1996 promptly after completion but in no event later than March 31, 1997. All financial statements delivered to Bancorp (including the related notes and schedules) have been and shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly, in all material respects, the financial condition of Island and its Subsidiaries as of the indicated dates and the results of operations of Island and its Subsidiaries for the indicated periods, provided, however, that the interim statements are subject to normal year-end adjustments and need not include footnotes which would be included in year end statements pursuant to GAAP.

                  SECTION 3.8. EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER. Since the end of the Most Recent Fiscal Quarter, there has not been any material adverse change in the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of Island and its Subsidiaries taken as a whole.

                  SECTION 3.9. TAX MATTERS. Island and its Subsidiaries have duly filed all tax returns required to be filed by them other than for the year 1996 (the "Filed Returns") and all Filed Returns were filed on a timely basis and were correct and complete in all material respects. Island and its Subsidiaries have paid, or, to the Knowledge of Island, have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. With respect to the periods for which returns have not yet been filed, to the Knowledge of Island, Island and its Subsidiaries have established adequate reserves determined in accordance with GAAP consistently applied for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in the Disclosure Statement, to the Knowledge of Island, Island and its Subsidiaries have no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. Except as set forth on the Disclosure Statement, neither Island nor and its Subsidiaries has entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of Island or its Subsidiaries. Neither Island nor and its Subsidiaries has filed any IRS Forms 1139 (Application for Tentative Refund). Except as set forth on the Disclosure Statement, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of Island or its Subsidiaries, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Island or its Subsidiaries for any period. To the Knowledge of Island, Island and its Subsidiaries have withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

                  SECTION 3.10. UNDISCLOSED LIABILITIES. Except as set forth on the Disclosure Statement attached hereto, neither Island nor its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of Island's consolidated balance sheet dated as of the end of the Most Recent Fiscal Quarter (rather than in any notes thereto) and (ii) liabilities which have arisen after the end of the Most Recent Fiscal Quarter in the Ordinary Course of Business or in connection with the transactions provided for in this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand and none of which, individually or in the aggregate, materially and adversely affect the business, assets, financial condition or prospects of Island and its Subsidiaries taken as a whole).

                  SECTION 3.11. BROKERS' FEES. Other than pursuant to the agreement between Island and the Endicott Financial Advisors, L.L.C., none of Island or its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  SECTION 3.12. DISCLOSURE. The Definitive Island Proxy Materials will substantially comply with the disclosure requirements of Schedule 14A (Regulation 14a-101) under the Securities Exchange Act, if Bancorp determines in its sole discretion that compliance is necessary to obtain the No-Action Letter referenced in ss.5.5(ii)(a), and will otherwise satisfy the requirements of applicable state and federal laws, rules and regulations. The Definitive Island Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Island makes no representation or warranty with respect to any information that Bancorp or 1st United will supply specifically for use in the Definitive Island Proxy Materials. None of the information that Island will supply specifically for use in the Registration Statement or the Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

                  SECTION 3.13. TITLE TO PROPERTIES. Except as set forth on the Disclosure Statement, to the Knowledge of Island and its Subsidiaries, Island and its Subsidiaries have good and marketable title to all of their real estate and assets (including those reflected in Island's September 30, 1996 consolidated balance sheet except such as have been disposed of in the Ordinary Course of Business) free of any mortgage, encumbrance, lien or Security Interest except pledges of assets to secure public deposits and minor imperfections in title and encumbrances which do not or will not materially and adversely affect the value, marketability and utility of such assets or the operations of Island and its Subsidiaries.

                  SECTION 3.14. EMPLOYMENT CONTRACTS. Except as set forth on the Disclosure Statement, neither Island nor its Subsidiaries is a party or subject to any contract of employment not terminable at will or any profit sharing, incentive compensation, bonus, thrift, savings or other Employee Benefit Plan providing for employer contributions.

                  SECTION 3.15. COMPLIANCE WITH LAWS. Except as set forth on the Disclosure Statement, to the Knowledge of Island and its Subsidiaries, Island and its Subsidiaries are in substantial compliance with all laws, rules, regulations and other legal requirements applicable to them and Island knows of no reason why the Merger will not be approved by the requisite governmental and regulatory authorities.

                  SECTION 3.16. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as set forth on the Disclosure Statement attached hereto, as of the Effective Date, there is no action, suit, arbitration or administrative proceeding or investigation to which Island or any of its Subsidiaries is or, to the Knowledge of Island, may be a party or subject which is pending, or threatened other than collection proceedings by Island as a creditor in the Ordinary Course of Business in which no counterclaim or offset has been asserted or threatened. Except as set forth on the Disclosure Statement, to the Knowledge of Island, there are no potential unasserted claims against Island or any of its Subsidiaries that may have a material adverse effect on Island or any of its Subsidiaries condition, financial or otherwise, or its businesses or their assets taken as a whole. Island and its Subsidiaries have furnished or made available to Bancorp, or will do so upon delivery of the Disclosure Statement, copies of all relevant court papers and other documents relating to any matters set forth in the Disclosure Statement. Except as set forth in the Disclosure Statement, neither Island nor any of its Subsidiaries is in default under, or currently subject to, any material judgment, order, decree, injunction or cease-and-desist order of any foreign, federal, state or local court, department, agency or instrumentality.

                  SECTION 3.17. EMPLOYEE BENEFIT PLANS.

                  (i) Except as set forth on the Disclosure Statement, to the Knowledge of Island, all of the Employee Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Employee Benefit Plans; all necessary governmental approvals relating to the establishment of the Employee Benefit Plans have been obtained; and with respect to each Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Employee Benefit Plan and each material amendment thereto has been issued by the IRS (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination) and all required audits have been timely completed;

                  (ii) To the Knowledge of Island, each Employee Benefit Plan has been administered in compliance with its terms and the requirements of the Code, ERISA, and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Employee Benefit Plan have been timely filed;

                  (iii) On and after January 1, 1975, to the Knowledge of Island, neither Island, any of its Subsidiaries nor any plan fiduciary of any Employee Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

                  (iv) The Disclosure Statement lists each Employee Benefit Plan and each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, all unfunded plans and any other employee benefit plan, agreement, arrangement or commitment not included in the term Employee Benefit Plan (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by Island or any of its Subsidiaries;

                  (v) True and complete copies of each Employee Benefit Plan, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, each plan, agreement, arrangement, and commitment relating to such Employee Benefit Plan, the most recent determination letter issued by the IRS with respect to each Employee Benefit Plan, the most recent application for a determination letter from the IRS with respect to each Employee Benefit Plan and Annual Reports on form 5500 series filed with any governmental agency for each Employee Benefit Plan for the two most recent plan years, have been furnished to Bancorp;

                  (vi) All Employee Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments), and all plans, agreements, arrangements and commitments relating to such Employee Benefit Plans are, to the Knowledge of Island, legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of such plans, (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 or ERISA;

                  (vii) There are no claims pending with respect to, or under, any Employee Benefit Plan or any plan, agreement, arrangement or commitment relating to any Employee Benefit Plan, other than routine claims for plan benefits, and there are no disputes or litigation pending or, to the Knowledge of Island, threatened with respect to any such plans;

                  (viii) To the Knowledge of Island, no action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Employee Benefit Plan or any plan, agreement, arrangement or commitment relating to such Employee Benefit Plans, other than for income taxes due with respect to benefits paid;

                  (ix) Except as otherwise set forth in the Disclosure Statement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Island or any of its Subsidiaries (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, (ii) increase any benefits otherwise payable under any Employee Benefit Plan, or any plan, agreements, arrangements, and commitments relating to such Employee Benefit Plan; or (iii) increase the cost of any Employee Benefit Plan; and

                  (x) All contributions and/or payments with respect to Employee Benefit Plans have been timely paid or accrued by Island.

                  SECTION 3.18. ISLAND SUBSIDIARIES. All of the Subsidiaries of Island are listed on the Disclosure Statement together with the jurisdiction of organization, composition of equity ownership of such Subsidiary and the officers and directors thereof.

                  SECTION 3.19. REAL PROPERTY.

                  (i) The Disclosure Statement lists and describes briefly all real property that Island or any of its Subsidiaries owns including real property obtained through foreclosure or conveyance in lieu of foreclosure. With respect to each such parcel of owned real property:

                           a) the identified owner has good and marketable title
to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for matters disclosed on the Disclosure Statement and installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                           b) there are no pending or, to the Knowledge of
Island, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                           c) the legal description for the parcel contained in
the deed thereof describes such parcel fully and adequately, to the Knowledge of Island, the buildings and improvements (except as set forth in the Disclosure Statement) are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances, and the land does not serve any adjoining property for the purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                           d) to the Knowledge of Island, all facilities have
received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained substantially in accordance with applicable laws, rules and regulations;

                           e) there are no leases, subleases, licenses,
concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of any parcel of real property except as set forth on the Disclosure Statement;

                           f) except as set forth on the Disclosure Statement,
there are no outstanding contracts for sale, options or rights of first refusal to purchase any parcel of real property, or any portion thereof or interest therein;

                           g) there are no parties (other than Island) in
possession of any parcel of real property, other than tenants under any leases disclosed in the Disclosure Statement who are in possession of space to which they are entitled;

                           h) all facilities located on the parcel of real
property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are, to the Knowledge of Island, adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting the parcel of real property; and

                           i) except as set forth on the Disclosure Statement,
each parcel of real property has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the parcel of real property; and

                           j) to the Knowledge of Island, each parcel is in
compliance with all Environmental Laws, no Hazardous Substances are or have been manufactured, stored, used or disposed of on any such parcel except in strict compliance with all Environmental Laws, there has been no release or discharge of Hazardous Substances on or from any such parcel and no litigation or administrative proceeding is pending or has been threatened in connection with the manufacture, storage, use, disposal or discharge of Hazardous Substances on or from any such parcel or naming Island as a defendant or potentially responsible party.

                  (ii) The Disclosure Statement lists and describes briefly all real property leased or subleased to Island or any of its Subsidiaries.
Island has delivered to Bancorp correct and complete copies of the leases and subleases listed in the Disclosure Statement (as amended to date). With respect to each lease and sublease listed in the Disclosure Statement:

                           a) to the Knowledge of Island, the lease or sublease
is legal, valid, binding, enforceable, and in full force and effect;

                           b) the lease or sublease will continue to be legal,
valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           c) to the Knowledge of Island, no party to the lease
or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           d) to the Knowledge of Island, no party to the lease
or sublease has repudiated any provision thereof;

                           e) to the Knowledge of Island, there are no disputes,
oral agreements, or forbearance programs in effect as to the lease or sublease;

                           f) to the Knowledge of Island, with respect to each
sublease, the representations and warranties set forth in subsections (a) through (e) above are true and correct with respect to the underlying lease;

                           g) neither of Island nor any of its Subsidiaries has
assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                           h) to the Knowledge of Island, all facilities leased
or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained substantially in accordance with applicable laws, rules and regulations.

                  SECTION 3.20. TANGIBLE ASSETS. Island and each of its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                  SECTION 3.21. CONTRACTS. The Disclosure Statement lists the following contracts and other agreements to which any of Island or its Subsidiaries is a party other than leases or subleases of real property:

                  (i) any agreement (or group of related agreements), other than those cancelable without penalty or continued obligation on 90 days notice or less, for the lease of personal property to or from any entity or person providing for lease payments in excess of $15,000.00 per annum;

                  (ii) any agreement (or group of related agreements), other than those cancelable without penalty or continued obligation on 90 days notice or less, for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or involve consideration in excess of $15,000.00;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which Island or any of its Subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $15,000.00 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any collective bargaining agreement;

                  (vii) any agreement, other than those cancelable without penalty or continued obligation on 90 days notice or less, for the employment of any individual on a full-time, part-time, consulting, or other basis (other than employees at will) providing annual compensation in excess of $25,000.00 or providing severance benefits;

                  (viii) any agreement under which it has advanced or loaned any amount to any of its directors or Executive Officers;

                  (ix) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of Island or any of its Subsidiaries; or

                  (x) any other agreements (or group of related agreements), other than those cancelable without penalty or continued obligation on 90 days notice or less, the performance of which involves consideration in excess of $15,000.00.

                  SECTION 3.22. RELATED PARTY TRANSACTIONS. The Disclosure Statement lists all agreements, extensions of credit, commitments, tax sharing or allocation agreements or other contractual agreements of any kind between Island, its Subsidiaries or any of their Affiliates and any past or present director of Island or any of its Subsidiaries or any of their Affiliates or, to the Knowledge of Island, their spouses, children, parents or siblings or their Affiliates (the "Related Contracts").

                  SECTION 3.23. ADDITIONAL INVESTMENT REPRESENTATIONS. Investment has filed with the appropriate governmental or quasi-governmental agencies, including the SEC, the NASD and all applicable state regulatory agencies, all filings required of an entity registered as a broker-dealer and as an investment advisor under the Securities Exchange Act, the Investment Advisors Act of 1940 or the Florida Acts; and such filings as of the date hereof and as of the closing Date are true and correct in all material respects and do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Investment is current as of the date hereof and will be current as of the Closing Date with respect to all of such filings, including, without limitation, Form BD, FOCUS Reports, and Form U-5's. To the extent required by applicable law, all of Investment's employees, consultants, officers, directors and/or affiliates, are properly licensed, have passed the applicable examinations, and are properly registered with the NASD and any applicable state regulatory agency with respect to their respective positions and/or responsibilities and have filed U-4's reflecting the foregoing, and, to the Knowledge of Island or Investment, such U-4's are current, and are true and correct in all material respects as of the date hereof and will be current, true and correct in all material respects as of the closing Date and do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. No such employee, consultant, officer and/or director is in violation of or breach of any employment contract or other agreement with any other broker-dealer or investment adviser or with any third party with respect to their employment, retention or affiliation with Investment, nor, to the Knowledge of Island or Investment, has any such employee, consultant, director, officer or affiliate been sanctioned, suspended or otherwise disciplined (and to the Knowledge of Island or Investment, no such actions are contemplated or threatened, which activities are not reported on Form U-4 filed with the NASD), by the NASD, SEC or any state regulatory agency, or any other governmental or quasi-governmental agency, Investment is in substantial compliance with its supervisory and/or compliance manuals in connection with the operation and conduct, including the scope, of its business. Investment has not engaged in providing investment advice at any time since its incorporation other than that which is ancillary to its brokerage business. Investment has not been sanctioned or otherwise disciplined (and, to the Knowledge of Island or Investment, no such actions are pending or threatened) with respect to the operations of its business by the NASD, SEC, or any state or governmental or quasi-governmental agency. Investment has conducted its business in all material respects in accordance with the Securities Exchange Act, applicable state law and regulation, NASD regulations, the regulations of any applicable securities exchange or inter-dealer quotation system, and the NASD restriction letter issued to Investment. Investment has not conducted its business nor engaged in any business beyond the scope of its registration or beyond the description of its business and business practices as set forth in Form BD, or as set forth in Investment's supervisory procedures and/or compliance manuals (copies of which are on file with the NASD), including without limitation, its commission fee practices, maintenance of margin and discretionary accounts, record and bookkeeping practices, and satisfaction of prospectus delivery requirements, if applicable, and non-contravention of free riding rules and regulations. Investment is in substantial compliance with its clearing agreement, dated August

18, 1989, with First Wachovia Brokerage Service Corporation. Investment is in full compliance with its net capital obligations, as required by the SEC, NASD and applicable state agencies. Copies of all filings effectuated by Investment, its employees, officers, and directors and affiliates during the preceding five years have been supplied to Bancorp prior to the date hereof, and any filings made subsequent to the date hereof and prior to the Closing Date will be supplied to Bancorp within ten (10) days after the date of such filing.

         To the Knowledge of Island or Investment, Investment, its affiliates, officers and directors and employees have filed all requisite 13D's, 13G's and Forms 3, 4, and 5, if required with the SEC and the NASD with respect to any beneficial ownership in any public entity, and Investment, its employees, affiliates, officers, directors and consultants have not violated the short swing profit rules under the Securities Exchange Act as any rules and/or regulations governing insider trading under applicable securities laws.

          4. REPRESENTATIONS AND WARRANTIES OF BANCORP. Bancorp and 1st
United represent and warrant to Island that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedules attached hereto as updated pursuant to ss.5.10(ii). Bancorp and 1st United agree that as soon as reasonably practicable after the Effective Date, Bancorp and 1st United will ascertain whether any of their officers have actual knowledge that any of the representations and warranties of Bancorp and 1st United in this Agreement are materially incorrect or incomplete and, if incorrect or incomplete, will immediately revise such warranties and representations in the fashion provided in ss.5.10(ii).

                  SECTION 4.1. ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER. Bancorp and 1st United are corporations duly organized, validly existing, and in good standing under the laws of Florida. Bancorp is duly registered under the Bank Holding Company Act. 1st United is a Florida chartered bank duly organized, validly existing, and in good standing under the laws of Florida. 1st United is duly authorized to engage in the business of banking in Florida as an insured bank under the Federal Deposit Insurance Act, as amended. Each of Bancorp and 1st United is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification would not have a material adverse effect on the financial condition of Bancorp or 1st United, taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of Bancorp and 1st United has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. True and complete copies of the Articles of Incorporation and Bylaws of Bancorp and 1st United are attached hereto as
Schedule 4.1(i) and 4.1(ii), respectively.

                  SECTION 4.2. CAPITALIZATION. The entire authorized capital stock of Bancorp consists of 20,000,000 Bancorp Shares and 5,000,000 shares of preferred stock, of which 8,267,766 Bancorp Shares are issued and outstanding and 11,732,234 Bancorp Shares are authorized but unissued. No shares of preferred stock have been issued. The entire authorized capital stock of 1st United consists of 10,000,000 1st United Shares, of which 1,035,599 1st United Shares are issued and outstanding and 8,964,401 1st United Shares are authorized but unissued. All of the issued and outstanding 1st United Shares are owned, beneficially and of record, by Bancorp, Park Acquisition Co. or TAB Acquisition Co. free and clear of any liens, claims or encumbrances whatsoever. All of the issued and outstanding Bancorp Shares and 1st United Shares have been fully authorized and are validly issued, fully paid, and nonassessable. The Bancorp Purchase Shares to be issued pursuant to the Merger, when so issued, will be duly authorized and validly issued, fully paid and nonassessable, and there will be no preemptive rights in respect thereof.

                  SECTION 4.3. AUTHORIZATION OF TRANSACTION. Bancorp and 1st United have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Bancorp and 1st United cannot consummate the Merger unless and until they receive approval from the SEC, NASD, the FRB, the Comptroller, and all of the consents contemplated in Article 5 hereof. Subject to the foregoing sentence, this Agreement constitutes a valid and legally binding obligation of Bancorp and 1st United enforceable in accordance with its terms and conditions. To the Knowledge of Bancorp and 1st United, other than in connection with the provisions of the Florida Acts, the Securities Exchange Act, the Securities Act, the rules and regulations of the NASD with respect to Investment, the state securities laws, the Federal Deposit Insurance Act and the Bank Holding Company Act, Bancorp and 1st United and their Subsidiaries do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on Bancorp and 1st United taken as a whole or the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  SECTION 4.4. NONCONTRAVENTION. To the Knowledge of Bancorp and 1st United, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Bancorp or 1st United and their Subsidiaries is subject or any provision of the charter or bylaws of Bancorp or 1st United and their Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other obligation to which Bancorp or 1st United and their Subsidiaries is a party or by which either of them is bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflicts, breach, defaults, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the financial condition of Bancorp and 1st United taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

                  SECTION 4.5. FILINGS WITH THE SEC. Bancorp has made all material filings with the SEC, if any, that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Bancorp Public Reports"). Each of the Bancorp Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. Each of the Bancorp Public Reports is true, complete and correct as of its respective date and none of the Bancorp Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Bancorp has delivered to Island a correct and complete copy of each Bancorp Public Report filed since December 31, 1995 (together with all exhibits and schedules thereto and as amended to date).

                  SECTION 4.6. FINANCIAL STATEMENTS. Bancorp has filed Quarterly Reports on form 10Q as required by the SEC for the Most Recent Fiscal Quarter and an Annual Report on form 10KSB as required by the SEC for the fiscal year ended December 31, 1995. The financial statements included in or incorporated by reference into the Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Bancorp and its Subsidiaries as of the indicated dates and the results of operations of Bancorp and its Subsidiaries for the indicated periods, provided, however, that the interim statements are subject to normal year-end adjustments and may not include footnotes which would be included in year end statements pursuant to GAAP.

                  SECTION 4.7. BROKERS' FEES. Bancorp and 1st United do not have any liability or obligation to pay any fees or commission to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  SECTION 4.8. DISCLOSURE. The Registration Statement and the Prospectus, will comply with the Securities Act and the Securities Exchange Act in all material respects. The Registration Statement and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading, provided, however, that Bancorp and 1st United make no representation or warranty with respect to any information that Island or its Subsidiaries will supply specifically for use in the Registration Statement or the Prospectus. None of the information that Bancorp or 1st United will supply specifically for use in the Definitive Island Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

                  SECTION 4.9. EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER. Since the end of the Most Recent Fiscal Quarter , there has not been any material adverse change in the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of Bancorp and its Subsidiaries taken as a whole.

                  SECTION 4.10. TITLE TO PROPERTIES. To the Knowledge of Bancorp and 1st United, Bancorp and each of its Subsidiaries have good and marketable title to all of their real estate and assets (including those reflected in Bancorp's December 31, 1995 consolidated balance sheet except such as have been disposed of in the Ordinary Course of Business) free of any mortgage, encumbrance, lien or security interest except pledges of assets to secure public deposits and minor imperfections in title and encumbrances which do not materially detract from the value or impair the use of the properties affected thereby.

                  SECTION 4.11. COMPLIANCE WITH LAWS. To the Knowledge of Bancorp and 1st United, Bancorp and each of its Subsidiaries are in substantial compliance with all laws, rules, regulations and other legal requirements applicable to them and they know of no reason why the Merger will not be approved by the requisite governmental and regulatory authorities.

                  SECTION 4.12. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. There is no action, suit, arbitration or administrative proceeding or investigation to which Bancorp or 1st United is or, to the Knowledge of Bancorp or 1st United, may be a party or subject which is pending, or threatened, in which there could be a judgment, order, decree, liability, fine, penalty, injunction or cease-and-desist order which could have a material adverse effect on its condition, financial or otherwise, or the conduct of its business. To the Knowledge of Bancorp and 1st United, there are no potential unasserted claims against Bancorp or 1st United that may have a material adverse effect on Bancorp or 1st United, financial or otherwise, or their businesses or their assets. Neither Bancorp nor 1st United is in default under, or currently subject to, any material judgment, order, decree, injunction or cease-and-desist order of any foreign, federal, state or local court, department, agency or instrumentality.

                  SECTION 4.13. FILINGS WITH THE FRB AND COMPTROLLER. Bancorp and 1st United have made all filings with the FRB and the Comptroller that each has been required to make under the Florida Acts, the Bank Holding Company Act and the Federal Deposit Insurance Act, as the case may be (collectively the "Bancorp Reports"). Each of the Bancorp Reports has complied with the Florida Acts, the Bank Holding Company Act and the Federal Deposit Insurance Act in all material respects. Each of the Bancorp Reports is true, complete and correct as of their respective dates and none of the Bancorp Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Bancorp or 1st United have delivered to Island a correct and complete copy of each Bancorp Report filed since December 31, 1995 (together with all exhibits and schedules thereto and as amended to date).

                  SECTION 4.14. UNDISCLOSED LIABILITIES. Neither of Bancorp nor 1st United has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the end of the Most Recent Fiscal Quarter (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter in the Ordinary Course of Business or in connection with the transactions provided for in this Agreement (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand and none of which, individually or in the aggregate, materially and adversely affect the business, assets, financial condition or prospects of Bancorp or 1st United).

                  SECTION 4.15. TANGIBLE ASSETS. Bancorp and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                  SECTION 4.16. ENVIRONMENTAL. To the Knowledge of Bancorp and 1st United, each parcel of real property owned by Bancorp and 1st United is in substantial compliance with all Environmental Laws, no Hazardous Substances are or have been manufactured, stored, used or disposed of on any such parcel except in strict compliance with all Environmental Laws, there has been no release or discharge of Hazardous Substances on or from any such parcel and no litigation or administrative proceeding is pending or has been threatened in connection with the manufacture, storage, use, disposal or discharge of Hazardous Substances on or from any such parcel or naming Bancorp or 1st United as a defendant or potentially responsible party.

                  SECTION 4.17. ERISA.

                  (i) Except as set forth on the Disclosure Statement, to the Knowledge of Bancorp and 1st United, all of the employee welfare benefit plans or employee pension benefit plans maintained by Bancorp or 1st United or to which Bancorp or 1st United contributes or is required to contribute ("1st United Employee Benefit Plan") and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the 1st United Employee Benefit Plans; all necessary governmental approvals relating to the establishment of the 1st United Employee Benefit Plans have been obtained; and with respect to each 1st United Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such 1st United Employee Benefit Plan and each material amendment thereto has been issued by the IRS (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination) and all required audits have been timely completed;

                  (ii) To the Knowledge of Bancorp and 1st United, each 1st United Employee Benefit Plan has been administered in compliance with its terms and the requirements of the Code, ERISA, and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each 1st United Employee Benefit Plan have been timely filed;

                  (iii) On and after January 1, 1975, to the Knowledge of Bancorp and 1st United, neither Bancorp, 1st United or any of their Subsidiaries nor any plan fiduciary of any 1st United Employee Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

                  (iv) There are no claims pending with respect to, or under, any 1st United Employee Benefit Plan or any plan, agreement, arrangement or commitment relating to any 1st United Employee Benefit Plan, other than routine claims for plan benefits, and there are no disputes or litigation pending or, to the Knowledge of Bancorp and 1st United, threatened with respect to any such plans;

                  (v) To the Knowledge of Bancorp and 1st United, no action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any 1st United Employee Benefit Plan or any plan, agreement, arrangement or commitment relating to such 1st United Employee Benefit Plans, other than for income taxes due with respect to benefits paid;

                  (vi) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by Bancorp or 1st United or any of its Subsidiaries (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, (ii) increase any benefits otherwise payable under any 1st United Employee Benefit Plan, or any plan, agreements, arrangements, and commitments relating to such 1st United Employee Benefit Plan; or (iii) increase the cost of any 1st United Employee Benefit Plan; and

                  (vii) All contributions and/or payments with respect to 1st United Employee Benefit Plans have been timely paid or accrued by Bancorp and 1st United.

          5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

                  SECTION 5.1. GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable (including satisfying the closing conditions set forth in Article 6 below).

                  SECTION 5.2. ISLAND AGREEMENTS. Island and its Subsidiaries will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that Bancorp or 1st United reasonably may request in connection with the matters pertaining to Island or its Subsidiaries. Island shall obtain the following:

                           (i)      within thirty (30) days after the
Effective Date, Noncompetition Agreements from each of the directors of Island and its Subsidiaries other than E. Anthony Newton in substantially the form attached hereto as Exhibit "B", the term of which shall be two

(2) years after the Effective Time and from E. Anthony Newton in substantially the form attached hereto as Exhibit "C";

                       (ii) within thirty (30) days after the Effective Date, agreements from each of the directors of Island in substantially the form of the Agreement and Proxy attached hereto as Exhibit "D";

                       (iii) within thirty (30) days after the Effective Date, confirmation, in form and substance reasonably acceptable to Bancorp, that the EDP Agreement is to be terminated effective on the conversion of Island's data processing systems to the 1st United data processing systems and the total cost incurred by reason of such termination; and

                       (iv) within thirty (30) days after the Effective Date, agreements in form and substance reasonably acceptable to Bancorp pursuant to which the holder of each Island Option, other than William Watson, agrees to accept the consideration provided in Section 2.6(ii)(a) in exchange for all of the rights of that holder of Island Options under the agreements pursuant to which those Island Options were granted, including, without limitation, all rights to Island Stock or Bancorp Shares other than Bancorp Purchase Shares allocated pursuant to Section 2.6(ii)(a). Island shall exert best efforts to obtain such an agreement from William Watson within thirty (30) days after the Effective Date.

                  The agreements referenced in (i), (ii) and (iv) above shall be held in escrow by Island and delivered to Bancorp at Closing and shall become effective only from and after Closing.

                  SECTION 5.3. OTHER AGREEMENTS.

                  (i) Bancorp agrees that it will enter into the Non-Competition Agreements with the other directors of Island and E. Anthony Newton in substantially the form attached hereto as Exhibits "B" and "C".

                  (ii) Island agrees that Island and its Subsidiaries will not pay or commit to Stay Bonuses which aggregate in excess of $283,000, which have not been approved by Bancorp or which are payable sooner than ninety (90) days after the Effective Time, except for Stay Bonuses to be paid to directors of Island which may be paid at Closing. Bancorp agrees to pay any Stay Bonuses which have been approved by Bancorp but which are not paid at Closing.

                  (iii) Within thirty (30) days after the Effective Date, Island shall cause Carrier & Company to complete an audit of Island's records as they relate to the payment of documentary stamp and intangible taxes due to the State of Florida from Island. Bancorp shall pay for the cost of that audit. If the audit discloses that Island has liability for the payment of documentary stamp tax, intangible tax or interest or penalties relating thereto (the "Tax Liability"), such Tax Liability shall be entered as a liability on the books of Island prior to computation of Island Closing Equity and shall be deducted from Island Closing Equity. In the event the Tax Liability exceeds Seventy Five Thousand and no/100s Dollars ($75,000.00), Island shall have the right, exercisable by delivery of written notice to Bancorp within five (5) business days after receipt of the audit, to cancel this Agreement unless Bancorp chooses, by delivery of written notice to Island within five (5) business days after receipt of Island's notice, that only the first Seventy Five Thousand and no/100s Dollars ($75,000.00) of the Tax Liability will be deducted from Island Closing Equity in which event the Closing shall occur as otherwise provided herein. If Bancorp does not timely elect to limit the amount of the Tax Liability as provided above, this Agreement shall be deemed terminated pursuant to Section 7.1 hereof.

                  SECTION 5.4. NOTICES AND CONSENTS OF BANCORP. Bancorp and 1st United will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that Island reasonably may request in connection with the matters pertaining to Bancorp and 1st United disclosed or required to be disclosed in the Disclosure Statement.

                  SECTION 5.5. REGULATORY MATTERS AND APPROVALS.

                  (i) Bank Regulatory Matters. As soon as practicable following the Effective Date, Bancorp will cause to be prepared and filed with the Federal Reserve Bank of Atlanta and with the Comptroller, applications for their approval of the Merger, and with any other regulatory agencies having jurisdiction any other applications for approvals or consents which may be necessary for the consummation of the Merger. Bancorp will take or cause to be taken all actions necessary for such applications to be approved and will provide Island with the proposed form of applications to be filed at least five
(5) days prior to filing and subsequently with copies of all correspondence and notices to or from such agencies concerning such applications.

                  (ii) Securities Act, Securities Exchange Act, State Securities Laws and Federal Deposit Insurance Act.

                       a) NO-ACTION LETTER. Bancorp shall have the option to seek to obtain assurances that the issuance of the Bancorp Purchase Stock will qualify for exemption from the registration requirements of the Securities Act and applicable state securities laws, pursuant to the exemption therefrom contained in Section 3(a)(10) of the Securities Act and similar exemptions contained in states securities laws, respectively. After the execution of this Agreement, Bancorp and its counsel may submit to the Division of Corporation Finance of the SEC a request for a "no-action letter" (the "No-Action Letter"). The No-Action Letter will seek a statement from the Division of Corporation Finance that it will take no enforcement or administrative action if the Bancorp Purchase Stock proposed to be issued in connection with the Merger are issued in reliance upon and in accordance with the exemption from registration contained in Section 3(a)(10) of the Securities Act. Bancorp shall make the request for the No

Action Letter not later than ten (10) business days after the Effective
Date, or Bancorp shall be deemed to have waived the right to seek the No Action Letter. Similar requests will be made to the State of Florida Department of Banking and Finance and to such other state securities authorities as Bancorp may determine is necessary or desirable.

                           b) RULE 144.  The request  for the  No-Action
Letter will also seek confirmation from the Division of Corporation Finance that, with respect to public resales of Bancorp Purchase Stock:

                              (i) The Bancorp Purchase Stock held by
nonaffiliates of Island will not be deemed "restricted" pursuant to Rule 144(a)(3).

                              (ii) Non-affiliates of Island who are
non-affiliates of Bancorp may resell Bancorp Purchase Stock without regard to Rules 144 or 145(c) and (d).

                              (iii) Affiliates of Island who are non-affiliates
of Bancorp may sell Bancorp Purchase Stock in any manner permitted by Rule 145(d). Such persons may resell such shares in the manner permitted by Rule 145(d)(1) without regard to the holding period required by Rule 144(d). In computing the holding period of Bancorp Purchase Stock acquired in the transaction for purposes of Rule 145(d)(2) or (3), however, such persons may not "tack" the holding period of their Island Shares.

                           c) PUBLIC HEARING. To cause the exemption from the
registration contained in Section 3(a)(10) of the Securities Act to be applicable to the issuance of the Bancorp Purchase Stock, Bancorp further agrees, promptly after receipt of the No-Action Letter, to submit appropriate requests to the Comptroller, pursuant to Chapter 655 of the Florida Statues and Rule 3C-105.104 of the Administrative Rules of the Florida Department of Banking and Finance, for a public hearing upon the fairness of the valuation of the consideration to be received by Island Stockholders in the transactions contemplated herein and the fairness of the terms and conditions of the issuance of the Bancorp Purchase Stock. Each Island Stockholder shall have the right to appear at such hearing. Upon the scheduling of such public hearing, Island agrees promptly to provide each Island Stockholder with notice of such public hearing in accordance with the Florida Statutes and the Administrative Rules of the Florida Department of Banking and Finance, and otherwise in accordance with any other conditions or requirements imposed by the Comptroller with respect to such public hearing. In the event the public hearing results in the Merger being disapproved by the Comptroller, Bancorp shall have no obligation to prepare or file the Registration Statement.

                           d) PROXY MATERIALS. Island shall, at Island's sole
cost and expense, prepare for delivery to the Island Stockholders the Definitive Island Proxy Materials regarding the terms of the transactions contemplated by this Agreement in form and substance sufficient to substantially comply with the disclosure requirements of Schedule 14A (Regulation 14a-101) under the Exchange Act, if Bancorp determines that compliance is necessary to obtain the No-Action Letter. Island shall be responsible to ascertain whether the Definitive Island Proxy Materials are otherwise sufficient to satisfy the requirements of applicable state and federal laws, rules and regulations. Island shall submit the Definitive Island Proxy Materials to Bancorp for Bancorp's review and written approval prior to delivery to the Island Stockholders. The Definitive Island Proxy Materials shall be mailed to the Island Stockholders not later than the earlier to occur of: (i) ten (10) days after receipt of the later of the approvals of the applications submitted to the Federal Reserve Bank of Atlanta and the Comptroller, or (ii) April 30, 1997. Bancorp will provide Island with whatever information and assistance in connection with the preparation of the Definitive Island Proxy Materials that is necessary to disclose all facts material to the condition, assets, properties, rights, businesses, operations or prospects of Bancorp and 1st United so as to satisfy the requirements of applicable state and federal laws, rules and regulations. Island shall not be liable for any untrue statement of material fact or omission to state a material fact made in reliance upon, and in conformity with, information furnished to Island by Bancorp or 1st United for use therein. Bancorp and 1st United shall have no responsibility or liability for any untrue statement of material fact in the Definitive Island Proxy Materials or omission to state a material fact necessary in order to make statements made in the Definitive Island Proxy Materials not misleading unless such statement is based solely on information supplied by Bancorp or 1st United.

                           e) REGISTRATION. In the event the No-Action Letter is
not issued by the SEC as contemplated by Section 5.5(ii)(a) and (b) within 120 days after the Effective Date or within thirty (30) days after the date Bancorp decides not to request the No-Action Letter, Bancorp will prepare and file with the SEC a registration statement under the Securities Act relating to the offering and issuance of the Bancorp Purchase Stock (the "Registration Statement") and will file, as necessary, registrations or other documents with state securities agencies required under applicable state securities regulations all such filings to be made as soon as reasonably practical after the expiration of the time to receive the No Action Letter if not timely received. Bancorp will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. Bancorp will provide Island, and Island will provide Bancorp, with whatever information and assistance in connection with the foregoing filings that the filing Party reasonably may request. Bancorp will not be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, information furnished to Bancorp by Island for use therein. Bancorp and Island will provide the other Party with copies of all correspondence, comment letters or notices to or from the SEC concerning or relating to the Registration Statement or the Definitive Island Proxy Materials and Bancorp will advise Island promptly after it receives notice of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the Bancorp Purchase Stock to be issued in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or the filing or submission of additional information. Bancorp will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Bancorp Purchase Shares.

                           f) FLORIDA ACTS. 1st United and Island shall take
action as soon as reasonably practicable to obtain approval of the Merger in accordance with the Florida Acts. Island will call a special meeting of the Island Stockholders (the "Special Island Meeting") as soon as reasonably practicable after the mailing of the Definitive Island Proxy Materials in order that its stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger. The Definitive Island Proxy Materials will contain the affirmative recommendations of the board of directors of Island in favor of the adoption of this Agreement and the approval of the Merger except to the extent that such recommendation would cause any director or officer of any Party to violate any fiduciary duty or other requirement imposed by law in connection therewith.

                           g) OTHER GOVERNMENTAL MATTERS. Each of the Parties
will take and will cause their Subsidiaries to take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments and governmental agencies that it may be required to give, make or obtain.

                  SECTION 5.6. FAIRNESS OPINIONS. On or before the Effective Date Island shall obtain a verbal opinion from an investment banker or other consultant of Island's choosing as to the fairness of the Merger to Island Stockholders from a financial point of view (the "Island Fairness Opinion"). Prior to the date the Definitive Island Proxy Materials are mailed to the Island Stockholders and the date of the public hearing contemplated by ss.5.5(ii)(c), Island will obtain the Island Fairness Opinion in written form.

                  SECTION 5.7. OPERATION OF BUSINESS. Without the prior written consent of Bancorp, which may be given or withheld in the sole discretion of Bancorp unless otherwise provided in this ss.5.7, Island and its Subsidiaries will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business except as otherwise specifically provided in the Disclosure Statement or this Agreement. Without limiting the generality of the foregoing, neither Island nor any of its Subsidiaries will:

                  (i) authorize or effect any change in its charter or bylaws;

                  (ii) grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock other than sales of stock pursuant to the exercise of Island Options;

                  (iii) declare, set aside, or pay any dividend or distribution with respect to its capital stock, or redeem, repurchase, or otherwise acquire any of its capital stock;

                  (iv) create, incur, assume, or guarantee any indebtedness (including any capitalized leased obligation) outside the Ordinary Course of Business;

                  (v) impose, grant or suffer any Security Interest upon any of its assets outside the Ordinary Course of Business;

                  (vi) make any capital investment in, make any loan to, or acquire the securities or assets of any other person outside the Ordinary Course of Business unless Bancorp has consented to such action or, as to Island, such loan is fully secured by a certificate of deposit of Island or is permitted under ss.5.8;

                  (vii) except as set forth in the Disclosure Statement, make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business with the understanding that paying or agreeing to pay any bonuses (other than incentive performance bonuses under existing compensation plans or Stay Bonuses) or entering into any new employment contracts or renewing any existing employment contracts, other than as expressly provided herein, shall be deemed outside the Ordinary Course of Business;

                  (viii) enter into any agreement which would be required to be disclosed pursuant to Section 3.21 of this Agreement;

                  (ix) discontinue or omit the independent loan review and internal audit services contemplated by Island's 1997 business plan as of the Effective Date;

                  (x) knowingly permit the occurrence of any change or event which would render any of its representations and warranties contained herein materially untrue at and as of the Closing Date; or

                  (xi)     commit to do any of the foregoing.

Bancorp agrees that its consent to the matters covered by subsections (i), (iv),
(v) and (viii) above will not be unreasonably withheld.

                  SECTION 5.8. ISLAND OPERATIONS. Without the prior written consent of Bancorp which shall not be unreasonably withheld, Island shall not:

                  (i) make or commit to make any new or renewal loan or series of related loans to one borrower or its Affiliates or which would be aggregated for the purpose of ascertaining Island's compliance with the provisions of 12 U.S.C. ss.84, with an aggregate principal balance greater than $250,000;

                  (ii) agree to any increase in an existing loan so that the outstanding principal balance of that loan exceeds $250,000;

                  (iii) make or commit to make any loan financing the purchase of real estate owned by Island that exceeds $250,000.00 in principal balance or the principal balance of which exceeds eighty percent (80%) of the fair market value of the collateral securing the loan;

                  (iv) make or commit to make any loan to pay interest or taxes on any existing Island loan;

                  (v) make or commit to make any unsecured loan with a principal balance in excess of $100,000.00;

                  (vi) make or commit to make a new loan or modify an existing loan to any officer, director or former director of Island;

                  (vii) other than in the Ordinary Course of Business and consistent with past practices of Island, accept term deposits or change the interest rates or service charges on its deposit accounts;

                  (viii) make any change to its reserves for loan losses except for charge offs, recoveries of loans previously written off or written down to the extent of the write offs or write downs and increases in provisions for loan losses which have been reflected on Island's income statements;

                  (ix) either sell any of the investment securities in its investment portfolio (unless sale is required to accomplish necessary liquidity for Island) or purchase any new investment securities which have an aggregate value in excess of $500,000.00 per transaction;

                  (x) reclassify investment securities from "held for sale" to "held to maturity" or from "held to maturity" to "held for sale", as those terms are used in FASB 115;

                  (xi) sell any assets (other than investment securities as provided in subsection (ix) above), including, without limitation, real estate (except real estate or other assets acquired by Island through the exercise of remedies under loan documentation and obsolete or damaged equipment and furniture provided that such equipment and furniture is replaced with items of equal utility and value), loans (other than Small Business Administration loans or newly originated residential mortgage loans sold in the Ordinary Course of Business) or loan servicing rights; and

                  (xii) sell or agree to sell any real estate owned by Island or any of Island's Subsidiaries to any director, former director, officer or former officer of Island or any Island Stockholder (the "Insiders") or to any Subsidiary, Affiliate, relative or fiduciary for the benefit of any of the Insiders or any entity which is controlled by or in which any of the Insiders has an ownership interest.

                  The restrictions set out in subsection (i) through (iv) above shall not apply if the loan is fully secured by a certificate of deposit of Island. Bancorp agrees that its consent will not be unreasonably withheld and that if it has not responded to a request for its consent within two (2) business days after receipt of a written request Bancorp's consent shall be deemed to have been given.

                  SECTION 5.9. FULL ACCESS. Island will permit representatives of Bancorp and 1st United to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Island and its Subsidiaries, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to each of Island and its Subsidiaries. Bancorp is hereby authorized to contact any governmental or other regulatory authorities having jurisdiction over Island or its Subsidiaries to obtain any information or approvals Bancorp deems advisable and Island hereby authorizes any such authorities to disclose any of such information to Bancorp. Bancorp shall permit representatives of Island to have full access at all reasonable times to such financial information and other information regarding or affecting results of operations or financial condition of Bancorp and 1st United as are material to the future prospects of Bancorp except such information as Bancorp determines cannot be disclosed under laws, rules or regulations applicable to Bancorp. Except as required by applicable law or process of court, each Party will treat and hold as such any Confidential Information it receives from the other Parties in the course of the reviews contemplated by this Agreement, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the delivering Party all tangible embodiments (and all copies) thereof which are in its possession. No provisions of this Agreement shall be deemed to prohibit Bancorp or 1st United from disseminating Confidential Information about Bancorp or 1st United to a third party. The Parties agree that no representation or warranty of a Party contained herein shall be obviated or otherwise negated by the availability of information regarding the Party giving such representations or warranties or by due diligence review conducted by the Party receiving such representations and warranties.

                  SECTION 5.10. NOTICE OF DEVELOPMENTS.

                  (i) Each Party will give prompt written notice to the others of any Substantial Adverse Development affecting such Party and its Subsidiaries taken as a whole. Each Party will give prompt written notice to the other of any such Substantial Adverse Development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. Any such notices shall be accompanied by copies of any and all pertinent documents, correspondence and similar papers relevant to a complete understanding of such Substantial Adverse Development. In the event such Substantial Adverse Development consists of litigation threatened or filed against one or more Parties, the Parties hereby agree to exert their reasonable good faith efforts to quantify the risk to the Party or Parties against whom the litigation has been threatened or filed, to ascertain the likelihood of an adverse result in such litigation and to arrive at a mutually satisfactory resolution of such risks so as to allow the consummation of the transactions contemplated in this Agreement and the realization of the Parties and their shareholders of the expected benefits of such transactions. The running of the time for exercising termination rights by reason of such litigation or threatened litigation shall be suspended during the period the Parties are mutually attempting to assess and resolve such litigation or claim. Bancorp will have 15 business days after Island gives any written notice pursuant to this ss.5.10 within which to exercise any right it may have to terminate this Agreement pursuant to ss.7.1(iii) below by reason of the Substantial Adverse Development, and Island likewise will have 15 business days after Bancorp or 1st United gives any written notice pursuant to this ss.5.10 within which to exercise any right Island may have to terminate this Agreement pursuant to ss.7.1(iii) below by reason of the Substantial Adverse Development. Unless one of the Parties terminates this Agreement within the aforementioned period, the written notice of a Substantial Adverse Development will be deemed to have amended the Disclosure Statement or the Disclosure Schedules, to have qualified the representations and warranties contained herein, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the Substantial Adverse Development.

                  (ii) Any Party may update its representations and warranties contained in this Agreement by delivery of a revised Disclosure Statement or Disclosure Schedules to the other Parties. If the matters disclosed in such revised Disclosure Statement or Disclosure Schedules do not, individually or in the aggregate with prior disclosures, comprise Substantial Adverse Developments or breaches of this Agreement, the representations and warranties of the disclosing Party shall be deemed revised as shown in the revised Disclosure Statement or Disclosure Schedules for the purpose of compliance with the provisions of this Agreement, including, without limitation, Article 6.

                  SECTION 5.11. EXCLUSIVITY. Except as otherwise expressly permitted in this Section, neither Island nor its Subsidiaries will continue or resume any negotiations or communications in which Island or its Subsidiaries was engaged prior to the Effective Date or solicit, initiate, participate in or encourage the submission of any proposal or offer from any person (other than a Party) relating to any (i) liquidation, dissolution, or recapitalization, (ii) merger or consolidation, (iii) acquisition or purchase of securities or assets other than in the Ordinary Course of Business, or (iv) similar transaction or business combination involving Island or its Subsidiaries, or their respective assets, provided, however, that Island, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing in the event a majority of the full board of directors of Island has determined on written advice of counsel that the board of directors has a fiduciary duty to consider and respond to such effort or attempt. Island may respond to inquiries from Persons with whom Island engaged in discussions regarding mergers, consolidations or similar transactions or business combinations prior to the Effective Date by advising such Persons that Island has entered into this Agreement and has agreed not to engage in such discussions during the term of this Agreement. Island shall notify Bancorp immediately if any person (other than a Party) makes any proposal, offer, inquiry, or contact with respect to any of the foregoing and shall provide Bancorp with the particulars of any such proposal, offer, inquiry or contact. Island acknowledges that Bancorp and 1st United may engage in discussions and negotiations with other Persons relating to matters such as those listed in (i) through (iv) above relating to such other Persons, Bancorp and/or its Subsidiaries, and Island agrees that Bancorp and 1st United will have no obligation to disclose the existence or content of such discussions or negotiations to Island.

                  SECTION 5.12. INDEMNIFICATION.

                  (i) Island hereby indemnifies and holds harmless Bancorp and 1st United and their Affiliates, successor and assigns from and against any and all claims, costs, expenses, actions, demands, losses or liabilities, penalties and damages (including legal and accounting fees and other expenses of any nature whatsoever incurred in investigating or in attempting to avoid the same or to defend the imposition thereof), resulting to Bancorp, 1st United, or their respective Affiliates, successors or assigns, from or arising out of any misrepresentation, breach or nonfulfillment of any warranty, representation, agreement or covenant on the part of Island or any of its Subsidiaries and Affiliates, under this Agreement, or from any misrepresentation in or omission from any Exhibit, Schedule or other instrument furnished or to be furnished to Bancorp or 1st United hereunder or thereunder.

                  (ii) Bancorp and 1st United hereby indemnify and hold harmless Island and its Affiliates, successors and assigns, at all times from and against any and all claims, costs, expenses, actions, demands, losses or liabilities, penalties and damages (including legal and accounting fees and other expenses of any nature whatsoever incurred in investigation or in attempting to avoid the same or to defend the imposition thereof), resulting to Island or its Affiliates, successors or assigns from or arising out of any misrepresentation, breach or nonfulfillment of any warranty, representation, agreement or covenant on the part of Bancorp, 1st United or their Affiliates under this Agreement, or from any misrepresentation in or omission from any Exhibit, Schedule or other instrument furnished or to be furnished to Island hereunder.

                  SECTION 5.13. OFFICER AND DIRECTOR INDEMNITIES. Subject to the conditions set forth below for a period of six (6) years from and after the Closing Date, Bancorp agrees that it will indemnify and hold harmless the officers and directors of Island and Investment and the Trustees of the Island 401k Plan in office on the Effective Time against all claims arising out of actions or omissions occurring prior to the Effective Time for which such parties would be entitled to indemnification under and in the same fashion and on the same terms as are provided in the Florida Acts and the National Bank Act at the Effective Time and the charter, articles of incorporation and bylaws of Island and Investment in effect on the Effective Date, provided, however, that all rights to any indemnity and in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Any indemnified party wishing to claim indemnification under this paragraph shall promptly notify Bancorp thereof. Bancorp shall have the right to assume the defense thereof and Bancorp shall not be liable to such indemnified parties for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified parties in connection with the defense thereof, except that if Bancorp elects not to assume such defense or counsel for the indemnified parties advises that there are substantive issues which raise conflicts of interest between Bancorp and the indemnified parties, the indemnified parties may retain counsel satisfactory to them, and Bancorp shall pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received; provided, however, that Bancorp shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all indemnified parties in any jurisdiction, the indemnified parties will cooperate in the defense of any such litigation, and Bancorp shall not be liable for any settlement effected without its prior written consent which consent shall not be unreasonably withheld; and provided further that Bancorp shall not have any obligation hereunder to any indemnified party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such indemnified party in the manner contemplated hereby is prohibited by applicable law. If requested by Island before Closing, Bancorp agrees that Bancorp will purchase directors' and officers' liability insurance covering the officers and directors of Island and Investment for actions prior to the Effective Time provided that Island has provided Bancorp with proof of the cost of such insurance and the cost has been included in the Transaction Expenses. Such coverage shall be substantially the same as that carried by Island and Investment on the Effective Date.

                  SECTION 5.14. ENVIRONMENTAL MATTERS. Island agrees that all engineers and consultants who prepared or furnished reports on the environmental condition of the Property may discuss such reports and information with Bancorp or 1st United and shall be entitled to certify the same in favor of Bancorp or 1st United and their consultants, agents and representatives and make all other data available to Bancorp or 1st United and their consultants, agents and representatives. In the event Island proposes to take title to any real estate which is collateral for loans made by Island, Island will first obtain a Phase I environmental audit of such property, comply with the suggestions of such audit, provide a copy of such audit and any subsequent audits or studies to Bancorp and, if requested by Bancorp, will take title to such property in the name of a newly formed Subsidiary.

                  SECTION 5.15. AFFILIATE LETTERS.

                           a) The Disclosure Statement sets forth a list of
names and addresses of those persons who are "affiliates" of Island within the meaning of Rule 145 under the Securities Act ("Rule 145"), including, without limitation, any Island Stockholder who or which holds of record more than ten percent (10%) of the outstanding Island Shares and all officers and directors of Island (each an "Island Affiliate"). Island shall provide Bancorp such information and documents as Bancorp shall reasonably request for purposes of reviewing the accuracy and completeness of such list. There shall be added to such list the names and addresses of any other Person who becomes a Island Affiliate at any time after the date hereof up to and including the time of the Special Island Meeting or who Bancorp reasonably identifies (by written notice to Island) as being a Person who may be deemed to be an Island Affiliate. Not less than forty-five (45) days prior to the Closing Date, Island shall deliver or cause to be delivered to Bancorp, from each of the Island Affiliates identified on the Disclosure Statement (as the same may be supplemented as aforesaid), a letter substantially in the form of Exhibit "E" hereto (the "Affiliate Letter"), which shall contain (i) a covenant that such Affiliate shall not sell or otherwise dispose of any shares of Bancorp Purchase Stock issued to it in the Merger until such time as final results of operations of Bancorp covering at least thirty (30) days of combined operations of Bancorp and Island have been published, and (ii) a covenant that such Island Affiliate will not sell or otherwise dispose of any shares of Bancorp Purchase Stock issued to it in the Merger, except pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 or another exemption from registration under the Securities Act.

                           b) Bancorp shall be entitled to place appropriate
legends on the certificates evidencing the Bancorp Purchase Stock to be received by such Island Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the Transfer Agent, to the effect that the shares of Bancorp Purchase Stock received or to be received by such Island Affiliates pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his interest in or risks relating to such shares of Bancorp Purchase Stock, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of paragraph (d) of Rule 145 or another exemption from registration under the Securities Act and, in any event, only after financial results covering at least 30 days of combined operations of Bancorp and Island after the Effective Date shall have been published. For Island Affiliates who will be Affiliates of Bancorp after Closing, additional legends and stock transfer instructions shall be imposed as deemed necessary by Bancorp to comply with applicable laws, rules and regulations. The foregoing restrictions on the transferability of Bancorp Purchase Stock shall apply to all purported sales, transfers and other conveyances of the shares of Bancorp Purchase Stock received or to be received by such Island Affiliates pursuant to this Agreement and to all purported reductions in the interest in or risks relating to such shares of the Bancorp Purchase Stock whether or not such Island Affiliate has exchanged the Certificates previously evidencing such Island Affiliate's Shares for certificates evidencing the shares of Bancorp Purchase Stock into which such Island Shares were converted. The Proxy Statement and the Registration Statement shall disclose the foregoing in a reasonably prominent manner.

                  SECTION 5.16. POST MERGER FINANCIAL RESULTS. If the Effective Time shall not have occurred by April 30, 1996, Bancorp agrees to publish its post-merger financial results (as the term "publish" is used in the interpretations to Accounting Principles Board Opinion No. 16) within fifteen
(15) days after the end of the first full calendar month after the Effective Time, with such results to be as of the end of such month and which shall cover a period of at least thirty (30) days subsequent to the Effective Time.

                  SECTION 5.17. POOLING OF INTEREST. The Parties acknowledge that it is their intention that the Merger be qualified for pooling of interest accounting treatment and therefore agree to take such actions as are necessary to assure pooling of interest treatment and to refrain from taking any actions which would result in disqualification for pooling of interest treatment, both as determined by Bancorp.

                  SECTION 5.18. CERTAIN POLICIES OF ISLAND. At the request of Bancorp, Island and its Subsidiaries shall modify and change its operating, loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Bancorp. Island and its Subsidiaries shall not be required to modify or change any such policies or practices, however, until (i) such time as Island and Bancorp shall reasonably agree that the Effective Time will occur prior to the public disclosure of such modification or changes in regular periodic earnings releases or periodic reports filed with the OCC or other agencies regulating Island or its Subsidiaries, or (ii) such time as Bancorp acknowledges in writing that all conditions to Bancorp's obligations to consummate the Merger (and Bancorp's rights to terminate this Agreement) have been waived or satisfied; provided, however, that in all circumstances Island and its Subsidiaries shall make such modifications and changes not later than immediately prior to the Effective Time. Island's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect as a consequence of any modifications or exchanges undertaken solely on account of this Section.

                  SECTION 5.19. BOARD MEMBERS. Bancorp agrees that, effective on the Closing Date or as soon thereafter as is practicable but in any event no later than the next scheduled Board meeting, Bancorp will cause three (3) of the present members of the Board of Directors of Island to be added to the Board of Directors of Bancorp and 1st United. The members to be added to the Boards of Directors of Bancorp and 1st United shall be designated by Bancorp. Bancorp shall enter into indemnity agreements with such new Directors in form and substance substantially the same as have been entered into between Bancorp, 1st United and the members of their Boards of Directors as of the Effective Date. This covenant shall survive Closing.

                  SECTION 5.20. EMPLOYEE BENEFIT PLANS. Bancorp agrees to use its best efforts to provide to all eligible employees of Island or Investment who remain employees of 1st United or Investment following the Effective Time ("Continuing Employees") employee welfare and pension benefits substantially equivalent (in the aggregate) to those uniformly provided to employees of 1st United from time to time. Bancorp agrees that the Continuing Employees shall receive credit for past service at Island or Investment prior to the Effective Time for the purpose of qualifying for benefits under any employee benefit plan or arrangement of 1st United, including for purposes of eligibility and participation (but not for purposes of vesting or benefit accrual) in 1st United's 401(k) Plan. Notwithstanding the foregoing, no Continuing Employee shall have the right to participate in 1st United's 401(k) Plan until such Continuing Employee shall have been in the continuous employment of 1st United for at least ninety (90) days after the Effective Time. Bancorp agrees that 1st United will establish a special entry date into the 401(k)

Plan for eligible Continuing Employees as soon as practicable after ninety (90) days after the Effective Time. Bancorp shall use its best efforts to ensure that any Continuing Employees and their eligible dependents who have coverage under the Bank's existing medical plan will not be subject to any waiting period or preexisting condition requirement under 1st United's medical insurance plan, except to the extent that such Continuing Employees and eligible dependents are currently subject to any such preexisting condition.

        6. CONDITIONS TO OBLIGATION TO CLOSE.

                  SECTION 6.1. CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The obligations of all Parties to consummate the transactions to be performed in connection with the Closing are subject to satisfaction of the following conditions:

                  (i) this Agreement and the Merger shall have received the Requisite Island Stockholder Approval;

                  (ii) Island , 1st United and Bancorp shall have procured all of the consents specified in ss.5.1 hereof.

                  (iii) no action, suit, or proceeding (other than those arising out of the applications submitted to the FRB and the Comptroller as contemplated herein) shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge could (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) materially and adversely affect the right of Bancorp and 1st United to own, operate, or control substantially all of the assets and operations of Island and its Subsidiaries (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                  (iv) the Registration Statement shall have become effective under the Securities Act or Bancorp shall have obtained the No Action Letter and the No Action Letter shall not have been revoked; the Bancorp Purchase Stock shall have been registered or exempt from registration under applicable state securities laws; and, subject to the requirements of Rule 145 of the Securities Act and the Affiliate Letters, the Bancorp Purchase Stock shall be freely transferable in the hands of Island Stockholders who receive same; and;

                  (v) the Merger shall have been approved by the FRB and the Comptroller and any other regulatory approvals necessary to the consummation of the Merger shall have been obtained and such approvals shall not impose any term, condition or restriction upon any of

Bancorp, 1st United or Investment that Bancorp, in good faith, reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Bancorp as to render inadvisable in the reasonable good faith judgment of Bancorp the consummation of the Merger.

                  SECTION 6.2. CONDITIONS TO OBLIGATION OF BANCORP. The obligations of Bancorp and 1st United to consummate the transactions to be performed by Bancorp and 1st United in connection with the Closing are subject to satisfaction of the following conditions:

                  (i) Island and its Subsidiaries shall have procured all of the third party consents and agreements to be obtained by Island or its Subsidiaries specified in Article 5 above or otherwise complied with the requirements of
Article 5 above which are material to the consummation of the Merger;

                  (ii) no material breach or breaches of the representations and warranties of Island under this Agreement has occurred and is continuing at and as of the Closing Date;

                  (iii) all covenants of Island under this Agreement which are to be performed prior to or at Closing shall have been duly performed and complied with in all material respects.

                  (iv) Island and its Subsidiaries shall have delivered to Bancorp and 1st United certificates (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in ss. 6.2(i)-(iii) is satisfied in all respects;

                  (v) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Statement;

                  (vi) Bancorp and 1st United shall have received from counsel to Island an opinion with respect to the matters set forth on Exhibit "F" attached hereto, addressed to Bancorp and dated as of the Closing Date;

                  (vii) Bancorp and 1st United shall have received the resignations, effective as of the Closing, of each trustee or officer of any Employee Benefit Plan designated by Bancorp or 1st United in writing at least five (5) business days prior to the Closing;

                  (viii) all actions to be taken by Island and its Subsidiaries in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Bancorp and 1st United;

                  (ix) no Substantial Adverse Development shall have occurred with respect to Island or its Subsidiaries which has not been waived by Bancorp and 1st United or deemed waived pursuant to Section 5.10; and

                  (x) no event shall have occurred or failed to occur which, in the reasonable judgment of Bancorp, could result in the Merger being disqualified from pooling of interest accounting treatment and Bancorp shall have received an opinion letter from Ernst & Young in form and substance acceptable to Bancorp confirming that the Merger is qualified for financial accounting treatment as a pooling of interest.

                  Bancorp may waive any condition specified in this ss.6.2 if it executes a writing so stating at or prior to the Closing.

                  SECTION 6.3. CONDITIONS TO OBLIGATIONS OF ISLAND. The obligation of Island to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) no material breach or breaches of the representations and warranties of Bancorp or 1st United under this Agreement or agreements to be obtained by Bancorp or 1st United as has occurred and is continuing at and as of the Closing Date;

                  (ii) Bancorp and 1st United shall have procured all of the third party consents specified in Article 5 above;

                  (iii) all covenants of Bancorp and 1st United under this Agreement which are to be performed prior to or at Closing shall have been duly performed and complied with in all material respects.

                  (iv) Bancorp and 1st United shall have delivered to Island a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in ss.6.3(i)-(iii) is satisfied in all respects;

                  (v) Island shall have received from counsel to Bancorp and 1st United an opinion with respect to the matters set forth in Exhibit "G" attached hereto, addressed to Island and dated as of the Closing Date; and

                  (vi) all actions to be taken by Bancorp and 1st United in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Island.

                  (vii) no Substantial Adverse Development shall have occurred with respect to Bancorp or its Subsidiaries which has not been waived by Island or deemed waived pursuant to Section 5.10.

                  (viii) Island shall have received from its legal counsel an opinion, dated the Effective Time, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the merger will for federal income tax purposes constitute a reorganization within the meaning of
Section 368, or any successor thereto, of the Code and that (except with respect to holders of Island Stock who exercise dissenters' rights, except for cash payments in lieu of a fractional share interest and except with respect to the holders of Island Options), (i) no gain or loss will be recognized by a holder of Island Stock upon conversion in the Merger of Island Stock into Bancorp Purchase Stock, (ii) the basis of Bancorp Purchase Stock to be received in the Merger by a holder of Island Stock will be the same as such holder's basis in the Island Stock exchanged therefor, and (iii) the holding period of Bancorp Purchase Stock to be received in the Merger by a holder of Island Stock will include the period during which such holder held the Island Stock exchanged therefor, provided that such Island Stock was held as a capital asset immediately prior to the consummation of the Merger; in rendering such opinion, such tax advisor may rely upon certificates of officers of Island and Bancorp as to factual matters.

                  Island may waive any condition specified in this ss.6.3 if it executes a writing so stating at or prior to the Closing.

          7. TERMINATION.

                  SECTION 7.1. TERMINATION OF AGREEMENT. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

                  (ii) Bancorp or 1st United may terminate this Agreement by giving written notice to Island at any time prior to the Closing Date in the event Island is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect and Island may terminate this Agreement by giving written notice to Bancorp and 1st United at any time prior to the Closing Date in the event Bancorp or 1st United is in breach of any representation, warranty, or covenant contained in this Agreement in any material respect. Each Party shall have the right to cure any such breach within fifteen (15) days of receipt of written notice of such breach or within any such longer period mutually agreed to in writing by the Parties hereto ("Cure Period") and the termination rights provided above may not be exercised until after written notice of breach is given and the applicable Cure Period has expired;

                  (iii) if a Substantial Adverse Development shall have occurred with regard to Bancorp or 1st United, Island may terminate this agreement by giving written notice to Bancorp and 1st United and if a Substantial Adverse Development shall have occurred with regard to Island or any of its Subsidiaries, Bancorp or 1st United may terminate this agreement by giving written notice to Island;

                  (iv) Bancorp, 1st United or Island may terminate this Agreement by giving written notice to the other Parties at any time prior to the Closing Date in the event the Island Fairness Opinion is withdrawn;

                  (v) Bancorp, 1st United or Island may terminate this Agreement by giving written notice to the other Parties at any time prior to the Closing Date in the event the Bancorp Fairness Opinion is withdrawn;

                  (vi) either Party may terminate this Agreement by giving written notice to the other Party within five (5) days after the Special Island Meeting, in the event this Agreement or the Merger fail to receive the Requisite Island Stockholder Approval;

                  (vii) Bancorp or 1st United may terminate this Agreement by giving written notice to Island at any time prior to the Closing Date if the Closing shall not have occurred on or before June 30, 1997 by reason of the failure of any condition precedent under ss.6.1 or 6.2 hereof (unless the failure results primarily from Bancorp or 1st United itself breaching any representation, warranty, or covenant contained in this Agreement), provided, however, that Bancorp and 1st United shall not have the right to terminate this Agreement pursuant to this paragraph during the pendency of any Cure Period; or

                  (viii) Island may terminate this Agreement by giving written notice to Bancorp and 1st United at any time prior to the Closing Date if the Closing shall not have occurred on or before June 30, 1997 by reason of the failure of any condition precedent under ss.6.1 or 6.3 hereof (unless the failure results primarily from Island itself breaching any representation, warranty, or covenant contained in this Agreement), provided, however, that Island shall not have the right to terminate this Agreement pursuant to this paragraph during the pendency of any Cure Period.

                  (ix) Island may terminate this Agreement as provided in ss.2.6(iv).

                  SECTION 7.2. EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to ss.7.1 above, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the provisions of ss.ss. 3.11, 4.7, 5.9 (as to the confidentiality provisions only), 5.12, and Article 8 shall survive any such termination.

          8. MISCELLANEOUS.

                  SECTION 8.1. SURVIVAL. None of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive Closing, except the provisions of Articles 1 and 2 and ss.ss.3.11, 4.7, 5,3(ii), 5.13, 5.15, 5.16, 5.17, 5.18, 5.19, 5.20 and Article 8.

                  SECTION 8.2. PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

                  SECTION 8.3. THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assign, except with respect to those third parties as specifically contemplated in Sections 5.3(ii), 5.13, 5.17, 5.19, 5.20 and, with respect to all Island stockholders, Section 5.16.

                  SECTION 8.4. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire Agreement among the Parties and supersedes any prior understandings, Agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof, except the confidentiality agreement between Island, Bancorp and 1st United dated December 19, 1996, the terms of which shall survive through closing.

                  SECTION 8.5. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

                  SECTION 8.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  SECTION 8.7. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 8.8. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                         If to Island:

                           Mr. E. Anthony Newton
                           Island National Bank and Trust Company
                           180 Royal Palm Way
                           Palm Beach, Florida  33480

                         With Copy To:

                           Michael V. Mitrione, Esq.
                           Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. Phillips Point - East Tower
                           777 S. Flagler Drive, Suite 500
                           West Palm Beach, Florida  33401

                         and

                           Edward L. Bronstein, Jr.
                           Rybovich, Spencer
                           4200 Poinsetta Avenue
                           West Palm Beach, FL  33407

                         If to Bancorp:

                           980 North Federal Highway
                           Boca Raton, Florida  33432
                           Attn:  Warren S. Orlando

                         If to 1st United:

                           980 North Federal Highway
                           Boca Raton, Florida  33432
                           Attn:  Warren S. Orlando

                         With Copy to:

                           Akerman, Senterfitt & Eidson, P.A.
                           777 S. Flagler Drive, Suite 900 East
                           West Palm Beach, Florida  33401
                           Attn:  Russell T. Kamradt, Esq.

Each such notice shall be deemed delivered on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed. Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, TELECOPY, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended or written proof of delivery or refusal of delivery is provided by an independent third party delivering same. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving other Parties notice in the manner herein set forth.

                  SECTION 8.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Florida and the Federal laws of the United States of America.

                  SECTION 8.10. AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing Date with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Florida Acts and the National Bank Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  SECTION 8.11. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  SECTION 8.12. EXPENSES. Except as otherwise provided in this ss.8.12, all costs and expenses including, without limitation, filing, registration and application fees and fees and expenses of its own financial and other consultants, investment bankers, accountants and counsel incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses. Notwithstanding the foregoing, in the event of breach of this Agreement by a Party, the nonprevailing Party shall pay all such costs and expenses of all Parties, including, without limitation, those incurred in litigation brought to enforce this Agreement or brought by reason of a breach of this Agreement. When used herein the term legal fees and expenses shall mean legal fees and expenses at all levels through final appeal. Nothing contained in this ss.8.12 shall constitute an agreement for liquidated damages or otherwise limit the rights or remedies of the nonbreaching Parties. The Parties agree that irreparable damage would be suffered by reason of a breach of this Agreement and that the Parties shall be entitled to injunctive relief to prevent or cure such breach and specifically enforce the terms of this Agreement all without the necessity of posting a bond and in addition to any other remedies provided at law or in equity.

                  8.13. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

          9. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first below written.

                             1ST UNITED BANCORP

                             By: /S/ ILLEGIBLE
                               ---------------------------------------
                             Title: President
                             Date:  1-6-97

                             1ST UNITED BANK

                             By: /S/ ILLEGIBLE
                               ---------------------------------------
                             Title: President
                             Date:  1-6-97

                             ISLAND NATIONAL BANK AND TRUST COMPANY

                             By: /S/ ILLEGIBLE
                               ---------------------------------------
                             Title: Chairman
                             Date:  1-6-97